EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact: Mark B. Cox
         Executive Vice President, Treasurer, & Chief Financial Officer
         Giant Industries, Inc.
         (480) 585-8888

FOR IMMEDIATE RELEASE

May 04, 2005

                  GIANT INDUSTRIES, INC. ANNOUNCES RECORD
                     FIRST QUARTER 2005 NET EARNINGS

Scottsdale, Arizona, May 04, 2005 - Giant Industries, Inc. [NYSE: GI] today reported net earnings for the first quarter ended March 31, 2005 of $10.1 million or $0.80 per diluted share. This compares to net earnings for the first quarter of 2004 of $4.5 million or $0.50 per diluted share.

Fred Holliger, Giant's Chief Executive Officer, said, "We are pleased to be able to report record first quarter net earnings for the second consecutive year. Strong financial performances by our refining group and Phoenix Fuel contributed to the record earnings. Net earnings for the quarter were also positively impacted by a $2.1 million after-tax insurance reimbursement.
Refining margins at our Four Corners refineries and Yorktown refinery were solid for the quarter and we believe that current refining fundamentals are comparable to the same time last year. Operating income at our Four Corners refineries was more-or-less even with the prior year level; however, Yorktown operating income was approximately twenty-two percent higher than the first quarter 2004 level."

"Phoenix Fuel continued to perform well financially as they achieved growth across the board in the first quarter of 2005. Operating income in the first quarter of 2005 were up in excess of seventy-five percent over the prior year comparable quarter as wholesale fuel sales volumes increased in excess of six percent and cardlock fuel sales increased approximately thirteen percent.
Phoenix Fuel continues to provide consistent cash flow and growth in the markets that it serves."

"Retail operations profitability was negatively impacted by lower fuel margins in the first quarter of 2005. Operationally, our retail group continued to perform well as same store fuel volumes increased by more than five percent in the first quarter of 2005 compared to the first quarter of 2004. Merchandise sales increased about one percent in the quarter over last year's first quarter level. So far in the second quarter, retail fuel margins have strengthened and fuel volumes and merchandise sales continue to grow relative to the same time last year."

Holliger continued, "In addition to our strong operating earnings, we also continued to strengthen our balance sheet. We recently completed the sale of approximately one million shares of common stock with the net proceeds to be used to redeem approximately $19 million of our 11% Senior Subordinated Notes on May 5, 2005. As a result of these transactions, we will now have reduced our debt from approximately $450 million to $274 million and improved our debt-to-total capitalization ratio from 76.8% to 52.4% since June 30, 2002, the month following the acquisition of the Yorktown refinery. As a result of our past debt reduction initiatives, we have reduced our interest expense as evidenced by the $2.4 million or 25% decrease in the first quarter of 2005 in comparison to the first quarter of 2004. The redemption of the 11% notes, mentioned above, will further reduce our interest expense on our Senior
Subordinated Notes by approximately $2.0 million per year. Obviously, we have made great strides in improving our overall financial health and this remains an important goal in the future. We believe the significant improvement in our balance sheet, coupled with strong earnings, have now repositioned us to pursue growth opportunities to further improve shareholder value."

Giant's senior management will hold a conference call at 1:00 p.m. EDT on May
5, 2005 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports and a chain of retail service station/convenience stores in New
Mexico, Colorado, and Arizona. Giant is also the parent Company of Phoenix
Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates,"
"should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to:
the risk that our refining fundamentals, including margins, will deteriorate, the risk that Phoenix Fuel will not continue to produce consistent cash flow and growth, the risk that retail fuel margins will not continue to strengthen and retail fuel volumes and merchandise sales will not continue to grow, the risk that we will incur additional debt in the future, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.


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
                          CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                           (Unaudited)

                                                        (In thousands except shares and per share data)
                                                               Three Months Ended March 31,
-------------------------------------------------------------------------------------------------------
                                                                      2005               2004
-------------------------------------------------------------------------------------------------------
Net revenues                                                       $   711,726        $   540,807
Cost of products sold                                                  625,790            460,767
-------------------------------------------------------------------------------------------------------
Gross margin                                                            85,936             80,040
Operating expenses                                                      46,244             44,196
Depreciation and amortization                                           10,970              9,098
Selling, general and administrative expenses                             7,799              8,200
Net gain on disposal of assets, including assets held for sale             (13)                (4)
Gain from insurance settlement due to fire incident                     (3,492)                 -
-------------------------------------------------------------------------------------------------------
Operating income                                                        24,428             18,550
Interest expense                                                        (6,993)            (9,361)
Amortization of financing costs                                           (504)              (958)
Interest and investment income                                             120                 40
-------------------------------------------------------------------------------------------------------
Earnings from continuing operations before income taxes                 17,051              8,271
Provision for income taxes                                               6,993              3,670
-------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                     10,058              4,601
Loss from discontinued operations, net of
  income tax benefit of $4 and $52                                          (7)               (84)
-------------------------------------------------------------------------------------------------------
Net earnings                                                       $    10,051        $     4,517
=======================================================================================================
Net earnings (loss) per common share:
  Basic
    Continuing operations                                          $      0.81        $      0.52
    Discontinued operations                                                  -              (0.01)
-------------------------------------------------------------------------------------------------------
                                                                   $      0.81        $      0.51
=======================================================================================================
  Assuming dilution
    Continuing operations                                          $      0.80        $      0.51
    Discontinued operations                                                  -              (0.01)
-------------------------------------------------------------------------------------------------------
                                                                   $      0.80        $      0.50
=======================================================================================================
Weighted average number of shares outstanding:
    Basic                                                           12,381,540          8,822,787
    Assuming dilution                                               12,579,201          9,092,734
=======================================================================================================


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
                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (Unaudited)

                                                              (In thousands)
---------------------------------------------------------------------------------------
                                                  March 31, 2005     December 31, 2004
---------------------------------------------------------------------------------------
Assets
Current assets                                      $ 303,653           $ 232,005
---------------------------------------------------------------------------------------
Property, plant and equipment                         682,546             671,851
 Less accumulated depreciation and amortization      (274,500)           (265,475)
---------------------------------------------------------------------------------------
                                                      408,046             406,376
Other assets                                           85,809              64,025
---------------------------------------------------------------------------------------
Total Assets                                        $ 797,508           $ 702,406
=======================================================================================

Liabilities and Stockholders' Equity
Current liabilities                                 $ 185,077           $ 128,833
Long-term debt                                        292,883             292,759
Deferred income taxes                                  46,549              41,039
Other liabilities and deferred income                  24,117              23,336
Stockholders' equity                                  248,882             216,439
---------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity          $ 797,508           $ 702,406
=======================================================================================

Certain reclassifications have been made to the year 2004 financial statements to conform to classifications used in 2005. These reclassifications had no effect on reported earnings or stockholders' equity.


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
                                          OPERATING STATISTICS

                                          1 Qtr. 2005  4 Qtr. 2004  3 Qtr. 2004  2 Qtr. 2004  1 Qtr. 2004
---------------------------------------------------------------------------------------------------------
Refining
--------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)               28,810       29,088       29,271       26,463       28,280
Refinery Sourced Sales Barrels (BPD)         28,559       28,198       28,412       25,175       27,615
Avg. Crude Oil Costs ($/Bbl)               $  47.46     $  47.18     $  40.99     $  35.97     $  32.61
Refining Margins ($/Bbl)                   $   7.86     $   7.36     $   8.14     $  12.44     $   8.35
Retail Fuel Volumes Sold as a % of Four
  Corners Refinery's Sourced Sales Barrels       37%          37%          38%          40%          36%

Yorktown Operations:
Crude Oil/NGL Throughput (BPD)               65,740       52,941       53,991       67,639       61,200
Refinery Sourced Sales Barrels (BPD)         62,726       56,854       53,585       69,862       63,824
Avg. Crude Oil Costs ($/Bbl)               $  44.96     $  44.55     $  38.43     $  35.53     $  32.68
Refining Margins ($/Bbl)                   $   6.78     $   4.56     $   6.01     $   6.20     $   5.55

Retail(1)
---------
Fuel Gallons Sold (000's)                    39,469       40,253       41,244       38,439       37,681
Fuel Margins ($/gal)                       $   0.11     $   0.17     $   0.18     $   0.21     $   0.16
Merchandise Sales ($ in 000's)             $ 31,287     $ 32,635     $ 36,214     $ 34,541     $ 30,844
Merchandise Margins                              27%          26%          20%          24%          27%
Number of Operating Units at
  End of Period                                 125          124          125          125          127

Phoenix Fuel
------------
Fuel Gallons Sold (000's)                   120,865      116,569      119,253      124,342      112,844
Fuel Margins ($/gal)                       $   0.06     $   0.06     $   0.05     $   0.06     $   0.05
Lubricant Sales ($ in 000's)               $  8,412     $  7,962     $  7,933     $  7,827     $  6,875
Lubricant Margins                                14%          13%          13%          13%          13%
---------------------------------------------------------------------------------------------------------

Operating Income (Loss) (before
  corporate allocations) (in 000's)
-----------------------------------
Refining - Four Corners Operations         $  6,285     $  2,899     $  8,150     $ 13,704     $  6,161
         - Yorktown Operations               17,650        4,854       11,652       21,811       14,435
Retail(1)                                    (1,679)       1,658        1,428        2,614          988
Phoenix Fuel                                  3,699        3,194        2,216        2,963        2,113
Corporate                                    (5,043)      (6,922)      (6,879)      (7,256)      (5,269)
Net gain (loss) on disposal/write-down
  of assets(1)(2)                             3,505        2,455        1,883         (549)         (14)
---------------------------------------------------------------------------------------------------------
Total(1)                                   $ 24,417     $  8,138     $ 18,450     $ 33,287     $ 18,414
=========================================================================================================
Capital Expenditures (in 000's)(3)
----------------------------------
Refining - Four Corners Operations(4)      $  1,167     $  1,302     $  5,915     $ 15,637     $    744
         - Yorktown Operations                9,837       12,635       10,523        1,981        1,872
Retail                                          780        4,220          919          438          258
Phoenix Fuel                                    458          414          500          465          328
Corporate                                       584          259          135          115           11
---------------------------------------------------------------------------------------------------------
Total                                      $ 12,826     $ 18,830     $ 17,992     $ 18,636     $  3,213
=========================================================================================================
(1)    Includes discontinued operations.
(2)    Includes insurance proceeds related to the Ciniza fire incident.
(3)    Excludes Yorktown refinery acquisition contingent payments.
(4)    Includes disbursements related to the Ciniza fire incident.


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
                                Selected Financial Data

                                                 March 31, 2005     December 31, 2004
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Working Capital (In Thousands)                     $ 118,576           $ 103,172
Current Ratio                                         1.64:1              1.80:1
Long-Term Debt As A Percent of Total Capital (5)        54.1%               57.5%
Net Debt As A Percent of Total Net Capital (6)          50.5%               55.4%
Book Value Per Share (7)                           $   18.63           $   17.55
Net cash provided by operating activities          $  23,015           $  76,514
-------------------------------------------------------------------------------------

(5) Total capital represents long-term debt plus total stockholders' equity.
(6) Net debt represents long-term debt less cash and cash equivalents. Total net capital represents long-term debt less cash and cash equivalents plus total stockholders' equity.
(7) Book value per share represents total stockholders' equity divided by number of common shares outstanding.


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

        Share Price Data  (NYSE: GI)

                    High      Low    Close
-------------------------------------------
2005 1st Quarter   $31.81   $23.54   $25.70
2004 4th Quarter   $28.98   $22.00   $26.51
2004 3rd Quarter   $27.25   $20.29   $24.30
2004 2nd Quarter   $22.16   $15.37   $22.00
2004 1st Quarter   $25.44   $11.71   $20.70
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